                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                         THE GREENBRIER COMPANIES, INC.

                                 THE GUARANTORS

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                   as Trustee

                                  ------------

                                    INDENTURE

                            Dated as of May 11, 2005

                          8-3/8% SENIOR NOTES DUE 2015

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                Indenture Section
-----------                -----------------
310 (a)(1).............    7.10
    (a)(2).............    7.10
    (a)(3).............    N.A.
    (a)(4).............    N.A.
    (a)(5).............    7.10
    (b)................    7.10
    (c)................    N.A.
311 (a)................    7.11
    (b)................    7.11
    (c)................    N.A.
312 (a)................    2.05
    (b)................    11.03
    (c)................    11.03
313 (a)................    7.06
    (b)(1).............    10.03
    (b)(2).............    7.06, 7.07
    (c)................    7.06, 11.02
    (d)................    7.06
314 (a)................    11.05
    (b)................    N.A.
    (c)(1).............    N.A.
    (c)(2).............    N.A.
    (c)(3).............    N.A.
    (d)................    N.A.
    (e)................    10.05
    (f)................    NA
315 (a)................    7.01
    (b)................    N.A.
    (c)................    7.01
    (d)................    7.01
    (e)................    6.11
316 (a)(last sentence).    2.09
    (a)(1)(A)..........    6.05
    (a)(1)(B)..........    6.04
    (a)(2).............    N.A.
    (b)................    6.07
    (c)................    2.12
317 (a)(1).............    6.08
    (a)(2).............    6.09
    (b)................    2.04
318 (a)................    N.A.
    (b)................    N.A.
    (c)................    11.01

-----------------
N.A. means Not Applicable

*This Cross-Reference Table is not part of the Indenture

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.................................................    1

         SECTION 1.01.        Definitions............................................................    1
         SECTION 1.02.        Other Definitions......................................................   22
         SECTION 1.03.        Incorporation by Reference of TIA......................................   23
         SECTION 1.04.        Rules of Construction..................................................   23

ARTICLE 2 THE NOTES..................................................................................   23

         SECTION 2.01.        Form and Dating........................................................   23
         SECTION 2.02.        Denominations..........................................................   26
         SECTION 2.03.        Execution and Authentication...........................................   26
         SECTION 2.04.        Registrar and Paying Agent.............................................   26
         SECTION 2.05.        Paying Agent to Hold Money in Trust....................................   27
         SECTION 2.06.        Holder Lists...........................................................   27
         SECTION 2.07.        Transfer and Exchange..................................................   27
         SECTION 2.08.        Mutilated, Destroyed, Lost or Stolen Notes.............................   38
         SECTION 2.09.        Outstanding Notes......................................................   39
         SECTION 2.10.        Treasury Notes.........................................................   39
         SECTION 2.11.        Temporary Notes........................................................   39
         SECTION 2.12.        Cancellation...........................................................   39
         SECTION 2.13.        Defaulted Interest.....................................................   40
         SECTION 2.14.        Computation of Interest................................................   40
         SECTION 2.15.        Issuance of Additional Notes...........................................   40
         SECTION 2.16.        One Class of Notes.....................................................   40
         SECTION 2.17.        CUSIP, ISIN or Other Similar Numbers...................................   41

ARTICLE 3 REDEMPTION AND PREPAYMENT..................................................................   41

         SECTION 3.01.        Notices to Trustee.....................................................   41
         SECTION 3.02.        Selection of Notes to Be Redeemed......................................   41
         SECTION 3.03.        Notice of Redemption...................................................   41
         SECTION 3.04.        Effect of Notice of Redemption.........................................   42
         SECTION 3.05.        Deposit of Redemption Price............................................   42
         SECTION 3.06.        Notes Redeemed in Part.................................................   43
         SECTION 3.07.        Optional Redemption....................................................   43
         SECTION 3.08.        Mandatory Redemption...................................................   43

ARTICLE 4 COVENANTS..................................................................................   44

         SECTION 4.01.        Payment of Notes.......................................................   44
         SECTION 4.02.        Maintenance of Office or Agency........................................   44
         SECTION 4.03.        Reports................................................................   45
         SECTION 4.04.        Compliance Certificate.................................................   46
         SECTION 4.05.        Taxes..................................................................   46
         SECTION 4.06.        Stay, Extension and Usury Laws.........................................   46
         SECTION 4.07.        Restricted Payments....................................................   46
         SECTION 4.08.        Dividend and Other Payment Restrictions Affecting Restricted
                                   Subsidiaries......................................................   49
         SECTION 4.09.        Incurrence of Indebtedness and Issuance of Preferred Stock.......... ..   50

         SECTION 4.10.        Asset Sales......................................................   53
         SECTION 4.11.        Transactions with Affiliates.....................................   55
         SECTION 4.12.        Liens............................................................   56
         SECTION 4.13.        Sale and Leaseback Transactions..................................   56
         SECTION 4.14.        Business Activities..............................................   56
         SECTION 4.15.        Corporate Existence..............................................   57
         SECTION 4.16.        Offer to Repurchase upon Change of Control.......................   57
         SECTION 4.17.        Additional Subsidiary Guarantees.................................   58
         SECTION 4.18.        Designation of Restricted and Unrestricted Subsidiaries..........   59
         SECTION 4.19.        Payments for Consent.............................................   59
         SECTION 4.20.        Effectiveness of Covenants.......................................   59

ARTICLE 5 SUCCESSORS...........................................................................   60

         SECTION 5.01.        Merger, Consolidation or Sale of Assets..........................   60
         SECTION 5.02.        Successor Corporation Substituted................................   61

ARTICLE 6 DEFAULTS AND REMEDIES................................................................   61

         SECTION 6.01.        Events of Default................................................   61
         SECTION 6.02.        Acceleration.....................................................   63
         SECTION 6.03.        Other Remedies...................................................   63
         SECTION 6.04.        Waiver of Past Defaults..........................................   63
         SECTION 6.05.        Control by Majority..............................................   64
         SECTION 6.06.        Limitation on Suits..............................................   64
         SECTION 6.07.        Rights of Holders of Notes to Receive Payment....................   64
         SECTION 6.08.        Collection Suit by Trustee.......................................   64
         SECTION 6.09.        Trustee May File Proofs of Claim.................................   65
         SECTION 6.10.        Priorities.......................................................   65
         SECTION 6.11.        Undertaking for Costs............................................   66

ARTICLE 7 TRUSTEE..............................................................................   66

         SECTION 7.01.        Duties of Trustee................................................   66
         SECTION 7.02.        Rights of Trustee................................................   67
         SECTION 7.03.        Individual Rights of Trustee.....................................   68
         SECTION 7.04.        Trustee's Disclaimer.............................................   68
         SECTION 7.05.        Notice of Defaults...............................................   69
         SECTION 7.06.        Reports by Trustee to Holders of the Notes.......................   69
         SECTION 7.07.        Compensation and Indemnity.......................................   69
         SECTION 7.08.        Replacement of Trustee...........................................   70
         SECTION 7.09.        Successor Trustee by Merger, etc.................................   71
         SECTION 7.10.        Eligibility; Disqualification....................................   71
         SECTION 7.11.        Preferential Collection of Claims Against the Company............   71

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................   71

         SECTION 8.01.        Option to Effect Legal Defeasance or Covenant Defeasance.........   71
         SECTION 8.02.        Legal Defeasance and Discharge...................................   71
         SECTION 8.03.        Covenant Defeasance..............................................   72
         SECTION 8.04.        Conditions to Legal or Covenant Defeasance.......................   72
         SECTION 8.05.        Deposited Money and Government Securities to Be Held in Trust;
                                Other Miscellaneous Provisions.................................   73
         SECTION 8.06.        Repayment to the Company.........................................   74

         SECTION 8.07.        Reinstatement..........................................................   74

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER...........................................................   75

         SECTION 9.01.        Without Consent of Holders of Notes....................................   75
         SECTION 9.02.        With Consent of Holders of Notes.......................................   75
         SECTION 9.03.        Compliance with Trust Indenture Act....................................   77
         SECTION 9.04.        Revocation and Effect of Consents......................................   77
         SECTION 9.05.        Notice of Amendment; Notation on or Exchange of Notes..................   77
         SECTION 9.06.        Trustee to Sign Amendments, etc........................................   77

ARTICLE 10 Subsidiary GUARANTEES.....................................................................   78

         SECTION 10.01.       Guarantee..............................................................   78
         SECTION 10.02.       Limitation on Guarantor Liability......................................   79
         SECTION 10.03.       Guarantors May Consolidate, etc., on Certain Terms.....................   79
         SECTION 10.04.       Releases of Subsidiary Guarantees......................................   80

ARTICLE 11 SATISFACTION AND DISCHARGE................................................................   80

         SECTION 11.01.       Satisfaction and Discharge.............................................   80
         SECTION 11.02.       Application of Trust Funds.............................................   81
         SECTION 11.03.       Repayment to Company...................................................   81
         SECTION 11.04.       Reinstatement..........................................................   81

ARTICLE 12 MISCELLANEOUS.............................................................................   82

         SECTION 12.01.       Trust Indenture Act Controls...........................................   82
         SECTION 12.02.       Notices................................................................   82
         SECTION 12.03.       Communication by Holders of Notes with Other Holders of Notes..........   83
         SECTION 12.04.       Certificate and Opinion as to Conditions Precedent.....................   83
         SECTION 12.05.       Statements Required in Certificate or Opinion..........................   83
         SECTION 12.06.       Rules by Trustee and Agents............................................   84
         SECTION 12.07.       No Personal Liability of Directors, Officers, Employees and
                                   Stockholders......................................................   84
         SECTION 12.08.       Governing Law..........................................................   84
         SECTION 12.09.       No Adverse Interpretation of Other Agreements..........................   84
         SECTION 12.10.       Successors.............................................................   84
         SECTION 12.11.       Severability...........................................................   84
         SECTION 12.12.       Counterpart Originals..................................................   85
         SECTION 12.13.       Table of Contents, Hedings, etc........................................   85
         SECTION 12.14.       Benefits of Indenture..................................................   85
         SECTION 12.15.       Legal Holidays.........................................................   85

EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D-1       FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
                  GUARANTORS
Exhibit D-2       FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY A PERMITTED
                  SUCCESSOR TO THE COMPANY
Exhibit E         FORM OF NOTATION OF GUARANTEE

            INDENTURE dated as of May 11, 2005 among The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), the guarantors listed on Schedule I hereto (the "Guarantors"), and U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee (the "Trustee").

            The Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Initial Notes, any Additional Notes and the Exchange Notes (in each case as defined herein):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS

      "144A Global Note" means one or more Restricted Global Notes that shall represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Acquisition" means:

            (1) an Investment by the Company or any Restricted Subsidiary in another Person, if, as a result of such Investment, such other Person becomes a Restricted Subsidiary, or is merged with or into the Company or any Restricted Subsidiary, or

            (2) the acquisition by the Company or any Restricted Subsidiary of
      (x) all or substantially all of the assets of any other Person or (y) all or substantially all of the assets comprising any division or line of business or lease portfolio of any other Person,

so long as financial statements for the most recent fiscal year audited by independent certified public accountants of national standing, and unaudited financial statements for each fiscal period ended after the end of such fiscal year that have been reviewed by such accountants, are available (A) in the case of clause (1) and clause (2)(x), for such Person or (B) in the case of clause
(2)(y), for the division, line of business or lease portfolio that was so acquired.

      "Additional Notes" means 8-3/8% Senior Notes due 2015 of the Company issued in compliance with and under this Indenture after the Issue Date and having identical terms to the Initial Notes or the Exchange Notes.

      "Adjusted Interest Expense" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, that apply to such transfer or exchange.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of this Indenture described under Sections 4.16 and 5.01 and not by Section 4.10; and

            (2) the issuance of Capital Stock by any Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Capital Stock in any of its Subsidiaries.

      The preceding notwithstanding, the following items shall not be deemed to be Asset Sales:

            (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

            (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

            (3) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

            (4) the sale, lease or other disposition of equipment and inventory (including, without limitation, obsolete equipment and inventory) in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) the sale or other disposition of assets pursuant to the Golden West Agreements; and

            (7) a Restricted Payment that is permitted under Section 4.07.

      "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

      "Board of Directors" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person servicing a similar function.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and the Guarantors' accounts receivable (other than intercompany accounts) at such date and (2) 60% of the net book value of the Company's and the Guarantors' inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available consolidating balance sheet of the Company and the Guarantors.

      "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

      "Business Day" means each day which is not a Legal Holiday.

      "Business Related Assets" means

            (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; or

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

      "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

      "Cash Equivalents" means:

            (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

            (2) demand deposits, trust accounts, time deposits, overnight bank deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (3) repurchase obligations and reverse purchase agreements with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (4) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition;

            (5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition; and

            (6) for purposes only of Investments made by Foreign Subsidiaries, foreign currency equivalents of the items described in clauses (1) through
      (5).

      "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Excluded Affiliates;

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Excluded Affiliates, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the voting power of all classes of Voting Stock of the Company;

            (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

            (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Excluded Affiliates, becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of all classes of Voting Stock of the Company.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means The Greenbrier Companies, Inc.

      "Company Order" means a written order of the Company signed by two Officers of the Company.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

            (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that such expense was deducted in computing such Consolidated Net Income; plus

            (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

      The preceding notwithstanding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, each Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only in the same proportion as the net income of such Restricted Subsidiary is included in Consolidated Net Income.

      "Consolidated Interest Coverage Ratio" means, for any period, the ratio of Consolidated Cash Flow of the Company for such period to Adjusted Interest Expense of the Company for such period; provided, that, if any Leasing Subsidiary is subject to a consensual encumbrance or restriction described in
Section 4.08(a) (other than such an encumbrance or restriction described in clause (4), (6) or (7) of Section 4.08(b)), then the interest expense of such Leasing Subsidiary and its Subsidiaries attributable to any Indebtedness as to which neither the Company nor any other Guarantor provides credit support of any kind or is directly or indirectly liable, as a guarantor or otherwise, shall be deducted both from Consolidated Cash Flow and Adjusted Interest Expense for purposes of computing such ratio. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

            (1) Acquisitions and dispositions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

            (3) the Adjusted Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Adjusted Interest Expense shall not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

            (1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

            (2) the net income of any Restricted Subsidiary shall be excluded from the computation of Consolidated Net Income of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

            (3) the cumulative effect of a change in accounting principles shall be excluded;

            (4) the net income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

            (5) any expenses associated with any prepayment penalties (or breakage costs) paid in respect of the early repayment or retirement of Indebtedness (and termination of related interest rate Hedging Obligations) with the net proceeds from the issuance of the Notes on the date hereof shall be excluded from the computation of Consolidated Net Income of the Company.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1) was a member of such Board of Directors on the date hereof; or

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Corporate Trust Office of the Trustee" means the office of the Trustee located at U.S. Bank Corporate Trust Services 555 S.W. Oak Street PD-OR-P6TD, Portland, Oregon 97204 or such other office as it shall notify the Company in writing.

      "Credit Agreement" means the revolving credit facilities of the Company and its Subsidiaries in existence on the date notes first are issued under the indenture and that pertain to their United States manufacturing operations, Canadian manufacturing and leasing and services operations, as the same may be amended or modified from time to time, the Credit Agreement to be entered into evidencing a $125 million senior secured credit facility with Bank of America N.A., as agent, for which the Company has received a commitment letter dated April 13, 2005, and any agreement or agreements evidencing any refunding, replacement, refinancing or renewal, in whole or in part, of the Credit Agreement; provided that such refunding, replacement, refinancing or renewal shall be effected in the commercial bank or institutional lending market, and not in the capital markets.

      "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Default" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

      "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities electing agency.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the 8-3/8% Senior Notes due 2015 to be issued by the Company upon the expiration of an Exchange Offer pursuant to the terms of a Registration Rights Agreement containing terms substantially identical to the Initial Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there shall be no provision for the payment of Liquidated Damages).

      "Exchange Offer" means, subject to the terms of a Registration Rights Agreement, the offer by the Company to the Holders of the opportunity to exchange their Initial Notes for Exchange Notes pursuant to a registration statement filed with the SEC.

      "Exchange Offer Registration Statement" has the meaning set forth for such term in a Registration Rights Agreement.

      "Excluded Affiliates" means Mr. William A. Furman, his spouse, direct descendants, any Person controlled by any of them and/or a trust for the benefit of any of them.

      "Excluded Transactions" means transactions undertaken (1) in the ordinary course of business between (A) the Company or any Restricted Subsidiary and James-Furman & Company, a general partnership, or (B) the Company or any Restricted Subsidiary and Ohio Castings Companies, LLC, a Delaware limited liability company, (2) pursuant to the Settlement Agreement or (3) pursuant to the Stockholders' Agreement dated as of July 1, 1994, among the Estate of Alan James, Mr. William A. Furman and the Company (as amended prior to the date on which Notes are first issued hereunder), in each case as the agreements governing such relationship (if in respect of clause (1)) or the Settlement Agreement or such Stockholders' Agreement are in effect on the date that Notes are first issued hereunder.

      "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, until such amounts are repaid, including, without limitation, Indebtedness arising under the loan agreement dated as of October 29, 2004 among the Company, TrentonWorks Limited, a Canadian corporation, and Bank of America, N.A. in a principal amount not in excess of Cdn$25.0 million at any time outstanding, whether or not such Indebtedness is outstanding on the date Notes are first issued hereunder.

      "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction. Subject to the provisions of Section 4.07, the Fair Market Value of any asset or security shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee.

      "Foreign Subsidiary" means any Restricted Subsidiary that is not incorporated under the laws of the United States or any political subdivision thereof.

      "GAAP" means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP, except to the extent modified therefrom by the terms of such provisions and related definitions.

      "Global Note Legend" means the legend set forth in Section 2.01(d)(ii), which is required to be placed on all Global Notes issued hereunder.

      "Global Notes" means one or more Global Note deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in accordance with Sections 2.01 and 2.07 hereof.

      "Golden West Agreements" means the Re-marketing Agreement dated as of November 19, 1987 among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, the Company Leasing Corporation and the Company Railcar, Inc., the Amendment to Re-marketing Agreement among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, the Company Leasing Corporation and the Company Railcar, Inc. dated as of November 15, 1988, the Amendment No. 2 to Re-marketing Agreement among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, the Company Leasing Corporation and the Company Railcar, Inc., and the Amendment No. 3 to Re-marketing Agreement dated November 19, 1987 among Southern Pacific Transportation Company, St. Louis Southwestern Railway Company, the Company Leasing Corporation and the Company Railcar, Inc. dated as of March 5, 1991, in each case as in effect on the date that Notes are first issued hereunder.

      "Government Securities" means:

            (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

            (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

      "Guarantee" means:

            (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person; and

            (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (B) entered into for the purpose of assuring in any other
            manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means each of Autostack Corporation, an Oregon corporation, Greenbrier Concarril, LLC, a Delaware limited liability company, Greenbrier Leasing Corporation, a Delaware corporation, Greenbrier Leasing Limited Partner, LLC, a Delaware limited liability company, Greenbrier Management Services, LLC, a Delaware limited liability company, Greenbrier Leasing, L.P., a Delaware limited partnership, Greenbrier Railcar, Inc., a Delaware corporation, Gunderson, Inc., an Oregon corporation, Gunderson Marine, Inc., a Oregon corporation, Gunderson Rail Services, Inc., a Oregon corporation, Gunderson Specialty Products, LLC, a Delaware limited liability company, and any other Subsidiary that becomes a guarantor of the Notes hereunder.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency swap transaction, currency option or any other similar transaction, including any option with respect to any of these transactions or any combination of these transactions.

      "Holder" means any Person (which may include the Depositary or its nominee) in whose name the Notes are registered.

      "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1.0 million and whose total revenues for the most recent 12-month period does not exceed $1.0 million; provided that a Restricted Subsidiary shall not be considered an Immaterial Subsidiary if it, as of any date, together with all other Immaterial Subsidiaries, has net assets as of such date in excess of $5.0 million or has total revenues for the most recent 12-month period in excess of $5.0 million; provided further that a Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly provides a Guarantee or is otherwise an obligor in respect of any Indebtedness of the Company.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

            (1) borrowed money;

            (2) evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) banker's acceptances;

            (4) representing Capital Lease Obligations;

            (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

            (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided, however, that guarantees, indemnities and other obligations in respect of purchase price adjustments in connection with the disposition of assets permitted by the terms of this Indenture shall not constitute Indebtedness as long as the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition of such assets.

      The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

            (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time, and provisions of the TIA that are deemed by the TIA to be a part hereof.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the $175,000,000 aggregate principal amount of 8-3/8% Senior Notes due 2015 issued by the Company on the Issue Date.

      "Initial Purchasers" means (i) with respect to the Initial Notes issued on the Issue Date, Banc of America Securities LLC and Bear, Stearns & Co. Inc. and
(2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related purchase agreement.

      "Investment Grade Rating" means the maintenance of both (1) a rating equal to or higher than Baa3 by Moody's and (2) a rating equal to or higher than BBB-by S&P, in each case with at least a stable outlook; provided, however, that if either Moody's or S&P changes its rating system, such ratings shall be the equivalent ratings after such changes.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07.

      "Issue Date" means May 11, 2005.

      "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that at the time any Joint Venture becomes, directly or indirectly, majority-owned by the Company and its Subsidiaries, the Company shall designate whether such Joint Venture shall be deemed a Subsidiary for purposes of this Indenture and any such designation of a Joint Venture as a Subsidiary shall be irrevocable and made by a resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee contemporaneously with such designation; provided, further that if, at any time, the Company and its Subsidiaries acquire all of the outstanding Equity Interests of any such Joint Venture, such Joint Venture shall become, without further action by the Company or any other Person, a Restricted Subsidiary and all Indebtedness of such Restricted Subsidiary then outstanding shall be Acquired Debt, unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture.

      "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Leasing Assets" means, with respect to any Person, such Person's interests (1) in railcars, marine barges, surface transportation equipment and any accessions or other tangible assets related to the foregoing that are owned or leased by such Person in the ordinary course of business of such Person and
(2) in the lease agreements entered into by such Person, as lessor, in the ordinary course of business.

      "Leasing Subsidiary" means the Greenbrier Leasing Corporation or any of its Subsidiaries in each case so long as the business of such Person is limited to management, marketing, remarketing, leasing and/or selling railcars, marine barges, surface transportation equipment and any accessions or other tangible assets related to the foregoing and/or Leasing Assets owned by such Person or any other Person, and such Person does not own any manufacturing assets or conduct a manufacturing business (provided that neither the Greenbrier Leasing Corporation nor any of its Subsidiaries shall be deemed to own manufacturing assets or to be conducting a manufacturing business solely as a result of its ownership of Equity Interests in Gunderson, Inc., an Oregon corporation, owned on the date that Notes first are issued hereunder).

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

      "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any applicable tax sharing arrangements).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Custodian" means U.S. Bank National Association, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

      "Notes" means the Initial Notes, the Exchange Notes and any Additional Notes issued under this Indenture.

      "Offering Memorandum" means the offering memorandum of the Company, dated May 5, 2005, in connection with the offering of the Initial Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice President of such Person.

      "Officer's Certificate" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company, which complies with the provisions of Section 12.05 hereof.

      "144A Global Note" means one or more Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

      "Opinion of Counsel" means an opinion from legal counsel, who is reasonably acceptable to the Trustee, which meets the requirements of Section
12.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

      "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Permitted Investments" means:

            (1) any Investment in the Company or in a Guarantor, and any Investment constituting a loan to a Restricted Subsidiary so long as (a) such loan constitutes senior Indebtedness of such Restricted Subsidiary,
      (b) such loan is evidenced by a promissory note or similar instrument made by such Restricted Subsidiary and (c) such Restricted Subsidiary is not, when such loan is made, in breach of or default under any instrument or document evidencing or governing Indebtedness of such Restricted Subsidiary;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

            (4) any Investment by a Foreign Subsidiary in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary of such
            Foreign Subsidiary; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, such Foreign Subsidiary;

            (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

            (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (7) Hedging Obligations;

            (8) any Investment by the Company or any Restricted Subsidiary in a Joint Venture or Foreign Subsidiary in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date hereof, not to exceed $50.0 million ay any time outstanding; provided that Investments made in Joint Ventures pursuant to this clause (8) shall not exceed $15.0 million at any time outstanding;

            (9) any Investment in (A) Babcock and Brown Rail Management LLC, a Delaware limited liability company ("BBRM"), for the purpose of acquiring an interest in rail cars owned by BBRM or (B) one or more Joint Ventures between the Company or any of its Subsidiaries and BBRM formed for the purpose of acquiring, managing, marketing, remarketing, leasing and/or selling rail cars, in an aggregate amount for all Investments made pursuant to this clause (9) not to exceed $25.0 million at any time outstanding;

            (10) any Investments existing as of the date that Notes are first issued hereunder; and

            (11) other Investments in any Person in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date hereof, not to exceed $5.0 million.

      "Permitted Liens" means:

            (1) Liens to secure Indebtedness permitted under Section 4.09(b)(1);

            (2) Liens in favor of the Company or any Restricted Subsidiary;

            (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with, or otherwise acquired by, the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

            (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

            (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted under Section 4.09(b)(4) covering only the assets acquired with such Indebtedness;

            (6) Liens on property of Foreign Subsidiaries to secure Indebtedness of such Foreign Subsidiaries permitted to be incurred under Section 4.09; and

            (7) Liens on Leasing Assets to secure Indebtedness permitted under
      Section 4.09(b)(11);

            (8) Liens arising under the Golden West Agreements;

            (9) Liens existing on the date hereof;

            (10) Liens for taxes, assessments or governmental charges or claims either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (11) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (12) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (13) Liens in favor of issuers of surety bonds, performance bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; and

            (14) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $20.0 million at any one time outstanding.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the mutilated, lost, destroyed or stolen Note.

      "Preferred Stock" means, as applied to the Capital Stock of any corporation, the Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Private Placement Legend" means the legend set forth in Section 2.01(c)(i)(A) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

      "Public Equity Offering" means a public offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock, made pursuant to a registration statement that has been declared effective by the SEC, other than public offerings with respect to the Company's common stock, or options, warrants or rights, registered on Form S-4 or S-8.

      "Purchase Money Indebtedness" means Indebtedness

            (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, including borrowings, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

            (2) Incurred to finance the acquisition or construction by the Company or any Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that the principal amount of such Indebtedness does not exceed the lesser of 100% of the cost or 100% of the Fair Market Value of the asset being financed.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means any Capital Stock other than Disqualified Stock.

      "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Registration Rights Agreement" means (a) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of the date hereof among the Company, the Guarantors and the Initial Purchasers, as supplemented by any joinder agreement and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement.

      "Registration Statement" means any registration statement filed under the Securities Act by the Company pursuant to the provisions of the Registration Rights Agreement relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Notes issued in a transaction exempt from the registration requirements of the Securities Act pursuant to the Shelf Registration Statement.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be.

      "Regulation S Permanent Global Note" means a permanent Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee, that shall equal the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

      "Regulation S Temporary Global Note" means one or more Global Note bearing the Global Note Legend, the Temporary Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee that shall represent the aggregate principal amount at maturity of the Notes sold in reliance on Regulation S.

      "Related Business" means any business directly or indirectly related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date on which Notes are first issued hereunder.

      "Representative" means, for any Senior Debt, the Trustee, agent or representative with respect to such Senior Debt.

      "Responsible Officer" means when used with respect to the Trustee, an officer within the Corporate Trust Division of the Trustee (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee, who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Note" means a Restricted Definitive Note or a Restricted Global Note, as the case may be.

      "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 144A Global Note" means one or more Restricted Global Notes that shall represent the aggregate principal amount of Notes sold in reliance on Rule 144A.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "sale and leaseback transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted

Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and leases it back from such Person.

      "S&P" means Standard and Poor's Rating Group or any successor to its debt rating business.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Settlement Agreement" means the settlement agreement dated as of April 20, 2005 among the Company, William A. Furman and the Estate of Alan James, as in effect on the date hereof.

      "Settlement Distribution" means the purchase by the Company from William
A. Furman and the Estate of Alan James of its common stock, in each case with the net cash proceeds from the Settlement Offering and otherwise in accordance with the terms of a stock purchase agreement entered into among the Company, William A. Furman and the Estate of Alan James concurrently with the execution and delivery of the Settlement Agreement, and in any event as such stock purchase agreement is in effect on the date hereof.

      "Settlement Offering" means the issue and sale by the Company in a public offering its common stock in accordance with the Settlement Agreement.

      "Shelf Registration Statement" has the meaning set forth for such term in the Registration Rights Agreement.

      "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria of a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the date on which Notes were first issued hereunder or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

      "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that a Joint Venture that is majority-owned by the Company and its Subsidiaries shall not be deemed a Subsidiary for purposes of this Indenture unless the Company shall designate such Joint Venture as a Subsidiary for purposes of this Indenture, which designation shall be irrevocable and made by resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee contemporaneously with such designation; provided, further that if, at any time, the Company and its Subsidiaries acquire all of the outstanding Equity Interests of any such Joint Venture, such Joint Venture shall become, without further action by the Company or any other Person, a Restricted Subsidiary and all Indebtedness of such Restricted Subsidiary then outstanding shall be Acquired Debt, unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture.

      "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by this Indenture (including pursuant to Exhibit E)..

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means a Definitive Note that does not and is not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a Global Note that does not and is not required to bear the Private Placement Legend.

      "Unrestricted Note" means an Unrestricted Definitive Note or an Unrestricted Global Note, as the case may be.

      "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee, but only to the extent that such
Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.


            Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted under
Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred under Section 4.09, the Company shall be in default of Section 4.09.

      "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

      "Voting Stock" of any Person, corporation, association, partnership or other business entity, as of any date means shares of Capital Stock or other interests (including partnership interests) in such Person, corporation, association, partnership or other business entity entitled (without regard to any contingency) to vote in the election of directors, managers or Trustees thereof.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02. OTHER DEFINITIONS

                                                   Defined in
                          Term                      Section
"Affiliate Transaction"........................       4.11
"Asset Sale Offer".............................       4.10
"Authenticating Agent".........................       2.03
"Authentication Order".........................       2.03
"Change of Control Offer"......................       4.16
"Change of Control Payment"....................       4.16
"Change of Control Payment Date"...............       4.16
"Covenant Defeasance"..........................       8.03
"Custodian"....................................       6.01
"DTC"..........................................       2.01
"Event of Default".............................       6.01
"Excess Proceeds"..............................       4.10
"incur"........................................       4.09
"Legal Defeasance".............................       8.02
"Maximum Amount"...............................       4.09
"New York Corporate Trust Office"..............       4.02
"Offer Amount".................................       4.10
"Paying Agent".................................       2.04
"Payment Default"..............................       6.01
"Purchase Date"................................       4.10
"Registrar"....................................       2.04
"Relevant Fixed Charge Coverage Ratio".........       4.09

                                                   Defined in
                           Term                     Section
"Restricted Payments"..........................       4.07

SECTION 1.03. INCORPORATION BY REFERENCE OF TIA

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION

             Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

            (vii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                    THE NOTES

SECTION 2.01. FORM AND DATING

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto; provided that only Global Notes shall have the "Schedule of Exchanges of Interests in the Global Note" attached thereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company, the Guarantors and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them.

      Each Note shall be dated the date of its authentication.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. Each Global Note shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Trustee shall act as Note Custodian with respect to the Global Notes in accordance with its agreement with DTC.

            Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Rule 144A Global Notes.

            Notes initially offered and sold outside the United States in reliance on Regulation S shall be issued in the form of one or more Regulation S Temporary Global Notes, which shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who took delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.07(b)(iii) hereof). Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for an equal amount of beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.

            (c) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

            (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
            UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER `REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE

            REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
            (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued in compliance with subparagraphs (b)(iv),
            (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of
            Section 2.07 (and all Notes issued in exchange therefor or substitution thereof), and any Additional Notes issued pursuant to a registration statement that has been declared effective under the Securities Act, shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
            SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE."

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL
            NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE

            BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

SECTION 2.02. DENOMINATIONS

            The Notes shall be in minimum denominations of $1,000 aggregate principal amount and integral multiples of $1,000 in excess thereof.

SECTION 2.03. EXECUTION AND AUTHENTICATION

            The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall, upon a written order of the Company signed by two Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company (an "Authentication Order"), authenticate (i) on the Issue Date, the Initial Notes in aggregate principal amount of $175.0 million, (ii) subject to the provisions of Section 2.15, at any time and from time to time thereafter, Additional Notes in an aggregate principal amount specified in such authentication order and
(iii) subject to the provisions of Section 2.07(f), Exchange Notes issued in exchange for a like principal amount of Initial Notes or Additional Notes tendered pursuant to an Exchange Offer. Such authentication order shall specify
(i) the amount of the Notes to be authenticated, (ii) the date on which the Notes are to be authenticated, (iii) whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and (iv) whether such Notes shall bear the Global Note Legend, the Regulation S Temporary Global Note Legend and/or the Private Placement Legend. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.11 or 9.05 or in connection with a Change of Control Offer pursuant to Section 4.16.

            An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that the Note has been duly and validly authenticated and issued under this Indenture.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company

SECTION 2.04. REGISTRAR AND PAYING AGENT

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company may change any

Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST

            By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium or Liquidated Damages, if any, or interest on any Notes is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06. HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07. TRANSFER AND EXCHANGE

            (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08, 2.11 and 9.05 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 or

9.05 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser or a "distributor" (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.07(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under
      Section 2.07(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

            (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar and the Company receive the following:

                  (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to an
            Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal or is deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by the Registration Rights Agreement;

                  (B) such transfer is effected pursuant to a Shelf Registration
            Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar and the Company receive the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

            (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar and the Company of the following documentation:

                        (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
                  a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
                  a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
                  the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
            Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to
            (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                        (B) such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar and the Company receive the following:

                              (1) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for an

                        Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the clauses of this
            Section 2.07(c)(iii), the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount, and the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Note to be reduced in a corresponding amount pursuant to Section 2.07(h) hereof.

                  (iv) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                  (i) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a

            Restricted Global Note, then, upon receipt by the Registrar and the Company of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
                  transferred to either of the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                        (B) such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar and the Company receives the
                  following:

                              (1) if the Holder of such Restricted Definitive
                        Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the Holder of such Restricted Definitive
                        Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar and the Company request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the
            subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iv) Transfer or Exchange of Unrestricted Definitive Notes to
            Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (v) Issuance of Unrestricted Global Notes. If any such
            exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs
            (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
            2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                  (i) Restricted Definitive Notes to Restricted Definitive
            Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer shall be made pursuant to Rule 144A,
                  then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer shall be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer shall be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (3)(c) thereof.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                        (B) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar and the Company receive the following:

                            (1) if the Holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                            (2) if the Holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the clauses of Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the applicable Restricted Global Notes tendered for acceptance by Persons that make any and all certifications in the applicable Letter of Transmittal or are deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by such Registration Rights Agreement and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

            (g) Cancellation and/or Adjustment of Global Notes.

            At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the
            Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order.

                  (ii) No service charge shall be made to a holder of a
            beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.10,
            4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the
            transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Registrar shall not be required (A) to issue, to
            register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (vi) The Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and
            Definitive Notes in accordance with the provisions of Section 2.03 hereof.

                  (viii) All certifications, certificates and Opinions of
            Counsel required to be submitted to the Registrar pursuant to this
            Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) The Trustee is hereby authorized and directed to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

                  (x) Subject to compliance with any applicable additional
            requirements contained in this Article, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in

            Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.04, the Company shall execute, and the Trustee shall authenticate, Notes of a like aggregate principal amount at maturity at the Registrar's request.

                  (xi) Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (xii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (xiii) None of the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of or transfers of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  (xiv) None of the Company, the Trustee or the Registrar shall have any liability for any acts or omissions of the Depositary, for any Depositary records of beneficial interests, for any transaction between the Depositary or any Participant and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Depositary or by any Participant or any beneficial owner of any interest in any Notes held through any such Participant.

SECTION 2.08. MUTILATED, DESTROYED, LOST OR STOLEN NOTES

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order or in accordance with a previously delivered Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

            Every replacement Note issued in accordance with this Section 2.07 is an additional obligation of the Company and any other obligor upon the Notes and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. OUTSTANDING NOTES

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. New York City time, on a redemption date or other maturity date money sufficient to pay all principal, premium and Liquidated Damages, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. TREASURY NOTES

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11. TEMPORARY NOTES

            In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.12. CANCELLATION

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with customary practices (subject to the record retention requirement of the Exchange Act) and, upon request, deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13. DEFAULTED INTEREST

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14. COMPUTATION OF INTEREST

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15. ISSUANCE OF ADDITIONAL NOTES

            The Company shall be entitled, subject to its compliance with
Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes, other than with respect to the date of issuance and issue price, first payment of interest and rights under a related Registration Rights Agreement, if any.

            With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer's Certificate, a copy of each which shall be delivered to the Trustee, the following information:

            (a) the aggregate principal amount at maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Notes; and

            (c) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit A to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A to this Indenture.

SECTION 2.16. ONE CLASS OF NOTES

            The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

SECTION 2.17. CUSIP, ISIN OR OTHER SIMILAR NUMBERS

            The Company in issuing the Notes may use "CUSIP," "ISIN" or other similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP," "ISIN" or other similar numbers in notices of redemption or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP," "ISIN" or other similar numbers.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company shall furnish to the Trustee, at least 45 days but not more than 60 days (unless a shorter period is acceptable to the Trustee) before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price (expressed as a percentage or principal amount).

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED

            If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notwithstanding the foregoing, so long as the Notes are held by a Depository, notices may be given in accordance with the procedures in the Letter of Representations.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

            Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. Subject to applicable abandoned property laws, the Trustee or the Paying Agent shall promptly, upon request, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION

            (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to May 15, 2010. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year                                                                     Percentage
----                                                                     ----------
2010..............................................................          104.188%
2011..............................................................          102.792%
2012..............................................................          101.396%
2013 and thereafter...............................................          100.000%

            If the redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Holder in whose name the Note is registered at the close of business on such record date, and no Liquidated Damages or Liquidated Damages, if any, shall be payable to Holders whose Notes shall be subject to redemption by the Company.

            (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to May 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 108.375% of the principal amount thereof on the redemption date, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings by the Company; provided that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) that the Company mails notice of redemption no later than 30 days after the closing of such Public Equity Offering and consummates the redemption within 60 days of the closing of such Public Equity Offering.

            (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION

            Except as set forth in Sections 4.10 and 4.16, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4

                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES

            The Company shall pay or cause to be paid the principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

            The Company shall make all interest, premium, if any, Liquidated Damages, if any, and principal payments by wire transfer of immediately available funds to any Holder who shall have given written directions to the Company or the Paying Agent to make such payments by wire transfer pursuant to the wire transfer instructions supplied to the Company or the Paying Agent by such Holder on or prior to the applicable record date. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

            Payments in respect of Notes represented by a Global Note (including interest, premium, if any, Liquidated Damages, if any, and principal payments) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee, 100 Wall Street, 16th Floor, New York, New York (the "New York Corporate Trust Office").

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the New York Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03. REPORTS

            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations:

            (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms l0-Q and 10-K if the Company were required to file such reports; and

            (2) all current reports that would be required to be filed with the SEC or Form 8-K if the Company were required to file such reports.

            All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and shall post the reports on its website within those time periods.

            If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

            In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time, they are not required to file with the SEC the reports required by the preceding paragraphs, they shall furnish to the Holders of Notes and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            The Company also shall comply with the other provisions of TIA
Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

SECTION 4.04. COMPLIANCE CERTIFICATE

            (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

            (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within 10 days after any Officer becoming aware of any Event of Default, an Officer's Certificate specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments, and governmental charges levied or imposed upon the Company or any Restricted Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS

            The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value
            (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any direct or indirect parent company of the Company or any Subsidiary;

                  (3) make any payment on or with respect to, or purchase,
            redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except payments of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and
            other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

      unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) the Company would have been permitted at the time of such
            Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.10; and

                  (3) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2), (3) and (8) of paragraph (b) below of the next succeeding paragraph), is less than the sum, without duplication, of:

                        (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first fiscal quarter in which Notes are first issued hereunder to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                        (B) 100% of the aggregate net cash proceeds received by
                  the Company since the date hereof as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (x) Disqualified Stock and (y) the net cash proceeds received by the Company from the Settlement Offering) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

                        (C) to the extent that any Restricted Investment that
                  was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

            (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or
            other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (B) above;

                  (3) the defeasance, redemption, repurchase or other
            acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or
            retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company's (or any of its Restricted Subsidiaries') employees or directors pursuant to any equity compensation plan, subscription agreement or stock option agreement in effect as of the date on which Notes are first issued hereunder or under any other such plan or agreement approved by the shareholders of the Company thereafter; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any fiscal year (with any unused amounts in any fiscal year being available to be so utilized in succeeding fiscal years);

                  (6) the purchase of Equity Interests of Joint Ventures or of
            3048389 Nova Scotia Limited, in each case pursuant to contractual obligations existing on the date on which Notes were first issued hereunder;

                  (7) the repurchase, redemption or other acquisition for value of any Equity Interests of the Company held by the Estate of Alan James for aggregate consideration not in excess of $10.0 million since the date on which Notes were first issued hereunder;

                  (8) the Settlement Distribution; and

                  (9) other Restricted Payments in an aggregate amount not in excess of $15.0 million since the date on which Notes were first issued hereunder.

            The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required hereunder.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its
            Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its
            Restricted Subsidiaries; or

                  (3) sell, lease or otherwise transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            (b) The restrictions set forth under paragraph (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) Indebtedness incurred under the Credit Agreement as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive than those contained in the Credit Agreement as in effect on the date hereof;

                  (2) Existing Indebtedness as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive than those contained in such Existing Indebtedness as in effect on the date hereof;

                  (3) this Indenture, the Notes and the Subsidiary Guarantees;

                  (4) applicable law;

                  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, so long as such provisions restrict transfer only of the leasehold interest created thereby, or the property subject thereto, or other contract rights arising thereunder;

                  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

                  (8) any agreement for the sale or other disposition of a
            Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (9) Permitted Refinancing Indebtedness, provided that the
            restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                  (10) any instrument or agreements governing Indebtedness of
            Foreign Subsidiaries permitted to be incurred under Section 4.09, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Foreign Subsidiaries obligated in respect of such Indebtedness;

                  (11) any instrument or agreements governing Indebtedness
            permitted to be incurred under Section 4.09(b)(11) which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Leasing Subsidiary obligated in respect of such Indebtedness;

                  (12) the Golden West Agreements; and

                  (13) Permitted Liens securing Indebtedness that limit the
            right of the debtor to dispose of the assets subject to such Lien.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that (A) the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and (B) any Foreign Subsidiary may incur Indebtedness (including Acquired
Debt) so long as neither the Company nor any Guarantor (i) provides credit support of any kind with respect thereto (including any undertaking, agreement or instrument that would constitute Indebtedness), or (ii) is directly or indirectly liable with respect thereto, as a guarantor or otherwise, or (iii) constitutes the lender thereof, if, in the case of both clauses (A) and (B), (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving pro forma effect to, the incurrence of such Indebtedness or the issuance of such Disqualified Stock and (2) the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

            (b) The provisions of paragraph (a) above shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"), so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof or would be caused thereby:

                  (1) the incurrence by the Company or any Guarantor of
            Indebtedness under Credit Facilities (and the incurrence by the Company or any Guarantor of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $125.0 million or (ii) the Borrowing Base or (iii) 65.0% of the Leasing Assets of the Company and the Guarantors, valued at the net book value thereof determined in accordance with GAAP, that are subject to no Lien other than Liens described in clause (1) of the definition of the term "Permitted Liens", in any case less the aggregate amount of all Net Proceeds applied by the Company or any Restricted Subsidiary to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.10.

                  (2) the incurrence by the Company and any Restricted
            Subsidiary of Existing Indebtedness;

                  (3) the incurrence by the Company and the Guarantors of
            Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date hereof and the exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

                  (4) the incurrence by the Company or any Guarantor of
            Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

                  (5) the incurrence by the Company or any of the Guarantors of
            Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under paragraph (a) above or clauses (2), (3), (4), (5), (9) or (12) of this paragraph (b);

                  (6) the incurrence by the Company or any of its Restricted
            Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                        (A) if the Company or any Guarantor is the obligor on
                  such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                        (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any of its Restricted
            Subsidiaries of Hedging Obligations in respect of (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other similar agreements or arrangements designed to protect the Company or such Restricted Subsidiary against fluctuations in interest rates, (b) currency swap agreements, currency forward agreements and other similar agreements or arrangements designed to protect the Company or such Restricted Subsidiary against fluctuations in currency exchange rates, and (c) commodity agreements, such as futures contracts, forward contracts, options or other agreements entered into for the purposes of protecting the Company or a Restricted Subsidiary against fluctuations in the price of, or shortage of supply of, commodities used in the ordinary course of business, in each case entered into for risk hedging purposes in the ordinary course of business and not for speculative purposes;

                  (8) the Guarantee by the Company or any Restricted Subsidiary
            of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 (other than (x) Indebtedness incurred by Foreign Subsidiaries under paragraph (a) above and (y) Indebtedness incurred by Leasing Subsidiaries under clause (11) of this paragraph (b));

                  (9) the incurrence by any Foreign Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50.0 million;

                  (10) the incurrence by any Foreign Subsidiary of Indebtedness in respect of performance guaranties, performance bonds or similar obligations issued or incurred to support such Foreign Subsidiary's performance of its obligations under contracts for the supply of rail cars, marine barges or surface transportation equipment, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

                  (11) the incurrence by any Leasing Subsidiary of Indebtedness in the ordinary course of its equipment leasing business in an aggregate principal amount not to exceed, at the time of incurrence thereof, 75.0% of the net book value (as determined in accordance with GAAP) of Leasing Assets that are subject to Permitted Liens that secure such Indebtedness, so long as neither the Company or any other Guarantor (a) provides credit support of any kind with respect thereto (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable with respect thereto, as a guarantor or otherwise, or (c) constitutes the lender thereof; and

                  (12) the incurrence by the Company or any Guarantor of
            additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million.

            The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Subsidiary Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

            For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

            The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09 provided, in each such case, that the amount thereof is included in Adjusted Interest Expense of the Company.

            For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) of paragraph (b) above, or is entitled to be incurred pursuant to the paragraph (a) of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, and later reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09.

SECTION 4.10. ASSET SALES

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may
            be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) such Fair Market Value is determined by the Company's
            Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

                  (3) with respect to Asset Sales by the Company or any
            Guarantor, at least 75% of the consideration therefor received by the Company or such Guarantor is in the form of cash. For purposes of this clause, each of the following shall be deemed to be cash:

                        (A) any liabilities of the Company or such Guarantor
                  that, pursuant to GAAP, would appear on its balance sheet immediately prior to such Asset Sale (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantee) that are assumed by the transferee of any such assets (and, with respect to any such liabilities that constitute Indebtedness of the Company or such Guarantor, the liabilities are assumed pursuant to a customary written novation agreement that releases the Company or such Guarantor from further liability); and

                        (B) any securities, Notes or other obligations received
                  by the Company or such Guarantor from such transferee that are contemporaneously converted by the Company or such Guarantor into cash or within 180 days after the Asset Sale (to the extent of the cash received in that conversion).

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

                  (1) to repay or prepay Indebtedness outstanding under the
            Credit Agreement and, if the Indebtedness repaid or prepaid is revolving credit Indebtedness, to reduce commitments with respect thereto correspondingly and permanently;

                  (2) to acquire Business Related Assets.

                  Pending the final application of any such Net Proceeds, the
            Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

            Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) above shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $20.0 million ("Excess Proceeds Trigger Date"), then not more than 30 days after the Excess Proceeds Trigger Date, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such amounts no longer shall constitute Excess Proceeds. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions herein, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions herein by virtue of such compliance.

            If the Company is prohibited from repurchasing any Notes by the Credit Agreement or any other agreement or instrument relating to Indebtedness, prior to making any Asset Sale Offer, but in any event within 30 days following the date on which such Asset Sale Offer would otherwise be required, the Company shall either repay such Indebtedness or obtain the requisite consents, if any, under all agreements and instruments governing such Indebtedness necessary to permit the repurchase of Notes required by this Section 4.10.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction") unless:

            (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those which could be obtained at the time of such transaction in an arm's-length transaction with a Person who is not an Affiliate; and

            (2) the Company delivers to the Trustee:

                  (A) with respect to such Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                  (B) with respect to such Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million an opinion of an accounting, appraisal or investment banking firm of national standing to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

            (b) The provisions of the paragraph (a) shall not prohibit:

                  (1) transactions between or among the Company and its
            Restricted Subsidiaries;

                  (2) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

                  (3) Restricted Payments that are permitted under Section 4.07;

                  (4) any employment, consulting, service or termination
            agreement or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with directors, officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to directors, officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business; and

                  (5) the Excluded Transactions and the performance of
            obligations of the Company under the terms of any other agreement in effect on date on which Notes are first issued hereunder and described in the Offering Memorandum.

SECTION 4.12. LIENS

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the date on which the Notes are first issued hereunder or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to, in the case of any Subordinated Indebtedness so secured) the obligations so secured for so long as such obligations are so secured.

SECTION 4.13. SALE AND LEASEBACK TRANSACTIONS

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

            (1) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Consolidated Interest Coverage Ratio test set forth in Section 4.09(a); provided, further, that this clause (1) shall not apply with respect to sale and leaseback transactions entered into by the Leasing Subsidiaries in the ordinary course of business in respect of which neither the Company nor any other Restricted Subsidiary provides credit support of any kind or is otherwise directly or indirectly liable;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value thereof; provided, that, in connection with a sale and leaseback transaction other than in the ordinary course of the equipment leasing business of the Company and its Subsidiaries, such fair market value shall be determined by resolution of the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10.

            In determining whether the condition specified in clause (1) above is satisfied with respect to any sale and leaseback transaction for which such condition must be satisfied, imputed interest in respect of Attributable Debt relating to such sale and leaseback transaction, and to each other sale and leaseback transaction then existing, shall be added both to Consolidated Cash Flow and Adjusted Interest Expense, to the extent it is not otherwise included therein, for purposes of computing the Consolidated Interest Coverage Ratio.

SECTION 4.14. BUSINESS ACTIVITIES

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Related Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.15. CORPORATE EXISTENCE

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries, except where the failure to do so would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

SECTION 4.16. OFFER TO REPURCHASE UPON CHANGE OF CONTROL

            If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes (a "Change of Control Offer") at a purchase price (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, however, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to a Change of Control Offer if, prior to the time at which the Change of Control Offer is required to be made, the Company mails an irrevocable notice of redemption of all Notes pursuant to the provisions of Section 3.07 of this Indenture". Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the repurchase date specified in the notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

            On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

            The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. the Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no other interest or Liquidated Damages, if any, shall be payable to Holders who tender pursuant to the Change of Control Offer.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

            If any Credit Facility prohibits the commencement of the Change of Control Offer or consummation of the repurchase of Notes pursuant to the Change of Control Offer, prior to the commencement of a Change of Control Offer but in any event within 60 days following any Change of Control, the Company shall:

            (1) (A) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Indebtedness the terms of which require repayment upon a Change of Control, or (B) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Indebtedness and repay such Indebtedness owed to each lender which has accepted such offer in full; or

            (2) obtain the requisite consents under the Credit Agreement and all such other Indebtedness to permit the repurchase of the Notes as provided herein.

SECTION 4.17. ADDITIONAL SUBSIDIARY GUARANTEES

            If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date hereof, then the Company shall cause that newly acquired or created Domestic Subsidiary to become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

            In addition to the Guarantors named herein, the Company shall cause any existing or future Subsidiary of the Company to become a Guarantor if and for so long as such Subsidiary provides a guarantee or otherwise becomes an obligor in respect of Indebtedness of the Company.

            Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.18. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

            The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be a Restricted Investment made as of the time of such designation and that designation shall only be permitted if such Investment would be permitted under Section 4.07 and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.19. PAYMENTS FOR CONSENT

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20. EFFECTIVENESS OF COVENANTS

            Following the first Business Day on which:

            (1) the Notes have an Investment Grade Rating; and

            (2) no Default or Event of Default has occurred and is continuing under this Indenture;

the Company and its Restricted Subsidiaries shall not be subject to the provisions Sections 4.07, 4.08, 4.09, 4.10 and 4.13 (collectively, the "Suspended Covenants"). If at any time the Notes' credit rating is downgraded from an Investment Grade Rating, then the Suspended Covenants shall be reinstated as if such covenants had never been suspended and shall be enforceable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist hereunder, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on any actions taken or events occurring after the Notes attain an Investment Grade Rating and before any reinstatement of such Suspended Covenants, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Without limitation, at any time the Suspended Covenants are reinstated, all Indebtedness incurred during a time when the Suspended Covenants had been suspended shall be deemed to be Existing Indebtedness.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of property or assets that constitute all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

            (1) either: (a) the Company or such Restricted Subsidiary is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes in writing all the obligations of the Company under the Notes, this Indenture and the registration rights agreement or the Guarantor under the Subsidiary Guarantee and this Indenture, in each case pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after giving effect to such transaction, no Default or Event of Default exists;

            (4) the Company (or, in a consolidation or merger of the Company with or into another Person, the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09(a).

            (5) each Guarantor shall have by amendment to its Subsidiary Guarantee confirmed in writing that its Subsidiary Guarantee shall continue to apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture.

            (b) The provisions in paragraph (a) above shall not prohibit a consolidation or merger of (1) a Guarantor with and into a Wholly-Owned Guarantor or the Company, (2) a Domestic Subsidiary that is an Immaterial Subsidiary with and into a Wholly-Owned Guarantor or the Company, or (3) a Foreign Subsidiary with and into another Foreign Subsidiary.

            (c) The provisions in paragraph (a) above shall not prohibit a consolidation or merger of a Restricted Subsidiary with and into another Person if (x) after giving effect to such transaction, the Person surviving such consolidation or merger is not a Subsidiary of the Company and (y) such transaction does not constitute a disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, which transaction shall constitute an Asset Sale and be governed by
Section 4.10.

            The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. The predecessor company shall be relieved from the obligation to pay the principal of and interest on the Notes (and its obligations to the Trustee pursuant to Section 7.07) only in the case of a sale or other disposition of all or substantially all of the properties and assets of all of the Company and its Restricted Subsidiaries taken as a whole that meets the requirements of Section 5.01 hereof. The successor Person shall execute a supplemental indenture in form and substance set forth in Exhibit D-2 and satisfactory to the Trustee and deliver an Opinion of Counsel satisfactory to the Trustee, to the Trustee within ten Business Days of the date of any such consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT

            Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

            (2) default in the payment when due (at maturity, upon redemption or acceleration or otherwise) of the principal of, or premium if any, on, the Notes;

            (3) failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.16 and 5.01;

            (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor) whether such Indebtedness or Guarantee now exists, or is created after the date on which Notes are first issued hereunder, if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $10.0 million or more;

            (6) failure by the Company or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction, aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

            (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

            (8) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary.

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Note Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors, or

                  (e) generally is not paying its debts as they become due; and

            (9) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company or any Guarantor that is a Significant Subsidiary in an involuntary case;

                  (b) appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary; or

                  (c) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

            The term "Custodian" means any receiver, trustee, assignee, liquidation, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION

            In the case of an Event of Default arising from clause (8) or (9) of
Section 6.01, with respect to the Company, any Guarantor of the Company that is a Significant Subsidiary or any group of Guarantors of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders).

            Notwithstanding the foregoing, if an Event of Default specified in clause (5) of Section 6.01 shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if
(i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

            Any such declaration with respect to the Notes may be rescinded and annulled by the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Trustee, except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes, if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,
(ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(8) and (9) the Trustee has received an Officer's Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. OTHER REMEDIES

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium on, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS

            Subject to Section 9.02 and in any event in accordance with the conditions set forth in the last paragraph of Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages on, or interest on the Notes (including in connection with an offer to purchase); provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, so long as such acceleration was not the result of a payment default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY

            Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS

            In case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers hereunder at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless,

            (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the

Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES

            After an Event of Default, any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

            First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or the correctness of opinions or conclusions stated therein).

            (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            or (d) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received or held by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Except as expressly set forth in this Indenture, the Trustee shall have no obligation to ascertain or inquire as to the observance or performance of any covenant, agreement or obligation on the part of the Company or of any of the Guarantors under this Indenture or any other agreement, instrument or document.

SECTION 7.02. RIGHTS OF TRUSTEE

            (a) The Trustee may, in the absence of bad faith on its part, conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel selected by it (including in-house counsel) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, to the extent necessary and consistent with each inquiry or investigation, the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (i) The Trustee shall not be deemed to have notice, nor shall it be charged with knowledge, of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (k) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles or officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. If the Trustee does become a creditor of the Company or any Guarantor, this Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any security for the payment of the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

            Within 60 days after each November 15 beginning with the November 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07. COMPENSATION AND INDEMNITY

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Compensation of the Trustee in accordance with its established fee schedule, as it may be amended from time to time, shall be deemed reasonable compensation to the Trustee for its services. The Company shall reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel (including in-house counsel).

            The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (and any predecessor Trustee) against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense results from its gross negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

            The obligations of the Company and the Guarantors under this Section
7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

            In addition and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this

Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section. 310(b). Nothing herein shall prohibit the Trustee from making the application to the SEC referred to in the penultimate paragraph of Section 310(b) of the TIA.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from all of its obligations with respect to all outstanding Notes (including Subsidiary Guarantees) and this Indenture on the date the conditions set forth below are satisfied and the Guarantors shall be deemed to have been discharged with respect to their Subsidiary Guarantees (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including Subsidiary Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other

Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same); provided that the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantor's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 4 (other those in Sections 4.01, 4.02 and 4.06) and in Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(6) through 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date specified by the Company, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company must have delivered to the Trustee an opinion of counsel, subject to customary qualifications, to the effect that after the 91st day following the deposit, no trust funds shall be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or in connection with Covenant Defeasance, such trust funds shall be subject to a first priority lien in favor of the Trustee for the benefit of the Holders of Notes;

            (7) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (8) the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of or premium, if any, Liquidated Damages, if any, or interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES

            Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

            1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

            (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (6) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the Description of Notes contained in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

            (7) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture; or

            (8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes or to reflect the release of a Guarantor in accordance with the provisions of this Indenture.

            Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES

            Except as provided in Section 9.01 or below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

            However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a nonconsenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than U.S. dollars;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults;

            (7) make any change in the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

            (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

            (9) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Subsidiary Guarantees;

            (10) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the Section 4.10 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.16, including, in each case, amending, changing or modifying any definition relating thereto;

            (11) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations hereunder;

            (12) amend or modify any of the provisions of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Subsidiary Guarantee in any manner adverse to the holders of the Notes or any Subsidiary Guarantee; or

            (13) make any change in the preceding amendment and waiver provisions.

            Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT

            Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTICE OF AMENDMENT; NOTATION ON OR EXCHANGE OF NOTES

            After any amendment under this Article becomes effective, the Company shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement, in the sole discretion of the Trustee, does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.01. GUARANTEE

            (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of, premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

            Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

            (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

            (f) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

            (g) To evidence its Subsidiary Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer.

SECTION 10.02. LIMITATION ON GUARANTOR LIABILITY

            Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

            No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

            (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (2) either:

                  (a) the Person acquiring the property in any such sale or
            disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Subsidiary Guarantee) and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; or

                  (b) the Net Proceeds of such sale or other disposition shall be required to be applied in accordance with the applicable provisions of this Indenture.

SECTION 10.04. RELEASES OF SUBSIDIARY GUARANTEES

            The Subsidiary Guarantee of a Guarantor shall be released:

                  (1) upon consummation of any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 4.10 of this Indenture;

                  (2) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

                  (3) upon Legal Defeasance of the Notes and the Subsidiary
            Guarantees pursuant to Section 8.02 or upon satisfaction and discharge of this Indenture as provided in Section 11.01.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

SECTION 11.01. SATISFACTION AND DISCHARGE

            This Indenture shall be discharged and shall cease to be of further effect as to all Notes and Subsidiary Guarantees issued hereunder, except as to surviving rights of registration of transfer or exchange of the Notes, when:

            (a) either:

                  (1) all Notes that have been authenticated, except lost,
            stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

                  (2) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

            (b) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall result therefrom (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it hereunder; and

            (d) the Company has delivered irrevocable instructions to the trustee hereunder to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of paragraph
(a) above, the obligations of the Trustee under Section 11.02 shall survive.

SECTION 11.02. APPLICATION OF TRUST FUNDS

            Subject to Section 11.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 11.03. REPAYMENT TO COMPANY

            Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as Trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

SECTION 11.04. REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Sections 11.01 and 11.02, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 11.01 and 11.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 11.01 and 11.02 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium on, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.02. NOTICES

            Any notice or communication by the Company, any Guarantor or the Trustee shall be in writing (which may be a facsimile, receipt confirmed) and delivered in person or mailed by first class mail addressed as follows:

                           If to the Company or any Guarantor:

                           The Greenbrier Companies, Inc.
                           One Centerpointe Drive, Suite 200
                           Lake Oswego, Oregon 97035
                           Attention: Larry Brady
                           Fax:  503-684-7553

                           With a copy to:

                           Squire, Sanders & Dempsey LLP,
                           1300 Huntington Center,
                           41 South High Street,
                           Columbus Ohio 43215-6197
                           Attention: Steven F. Mount

                           If to the Trustee:

                           U.S. Bank Corporate Trust Services
                           555 S.W. Oak Street PD-OR-P6TD
                           Portland, OR 97204

            The Company, any Guarantor or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be in writing and shall be deemed to have been duly given when received.

            Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any

Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officer's Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been satisfied.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or given an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Officer of the Company may be based, insofar as it related to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the person(s) making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such person, he or she has or they have made such examination or investigation as is necessary to enable such person or persons to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such persons, such condition or covenant has been satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS

            No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting such Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The wavier may not be effective to waive liabilities under the federal securities laws

SECTION 12.08. GOVERNING LAW

            THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

SECTION 12.11. SEVERABILITY

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 12.12. COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. BENEFITS OF INDENTURE

            Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be provided pursuant to this Indenture with respect to such Notes.

SECTION 12.15. LEGAL HOLIDAYS

                 In any case where any interest payment date, redemption date or maturity of any Note, or any date on which a Holder has the right to convert his Note, shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Note need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the maturity, or on such date for conversion, as the case may be.

                         [Signatures on following page]

            IN WITNESS WHEREOF, the parties hereto have executed this Indenture this 11th of May 2005.

                                 THE GREENBRIER COMPANIES, INC.

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Senior Vice President and CFO

                                 GREENBRIER-CONCARRIL, LLC

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GREENBRIER LEASING CORPORATION

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GREENBRIER LEASING LIMITED PARTNER, LLC

                                     By: Greenbrier Leasing Corporation, sole
                                     member and manager

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GREENBRIER MANAGEMENT SERVICES, LLC

                                     By: Greenbrier Leasing Corporation, sole
                                     member and manager

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GREENBRIER LEASING, L.P.

                                     By: Greenbrier Management Services, LLC,
                                     General Partner
                                        By: Greenbrier Leasing Corporation, sole
                                        member

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GUNDERSON, INC.

                                 By: /s/ L. Clark Wood
                                     -------------------------------------------
                                     Name: L. Clark Wood
                                     Title: Chief Executive Officer

                                 GUNDERSON MARINE, INC.

                                 By: /s/ L. Clark Wood
                                     -------------------------------------------
                                     Name: L. Clark Wood
                                     Title: President

                                 GUNDERSON RAIL SERVICES, INC.

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GUNDERSON SPECIALTY PRODUCTS, LLC

                                     By: Gunderson, Inc., sole member and
                                      manger

                                 By: /s/ L. Clark Wood
                                     -------------------------------------------
                                     Name: L. Clark Wood
                                     Title: Chief Executive Officer

                                 AUTOSTACK CORPORATION

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 GREENBRIER RAILCAR, INC.

                                 By: /s/ Larry G. Brady
                                     -------------------------------------------
                                     Name: Larry G. Brady
                                     Title: Vice President

                                 U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                 By: /s/ Linda A. McConkey
                                     -------------------------------------------
                                     Name: Linda A. McConkey
                                     Title: Vice President

                                    EXHIBIT A

         [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

        [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

         [Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]

                                                                       CUSIP No.
                                                                        ISIN No.

                             [FORM OF FACE OF NOTE]

                          8-3/8% Senior Notes due 2015

                                           Principal amount at Maturity $ ______

                         THE GREENBRIER COMPANIES, INC.

The Greenbrier Companies, Inc., a Delaware corporation (together with its permitted successors, the "Company") promises to pay to ______________, or registered assigns, the principal sum of _____________ Dollars on _____________, 20[__] [or such greater or lesser amount as may be indicated on Schedule A hereto](1).

Interest Payment Dates: May 15 and November 15, commencing __________, ___

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

                                           Dated: THE GREENBRIER COMPANIES, INC.

                                           By: _________________________________
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the [Global] Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: ______________________________________
             Authorized Signatory

----------

(1) If this Note is a Global Note, include this provision.

                            [FORM OF REVERSE OF NOTE]
                          8-3/8% Senior Notes due 2015

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) Interest. The Greenbrier Companies, Inc., a Delaware corporation (together with its permitted successors, the "Company"), promises to pay interest on the principal amount of this Note at 8-3/8% per annum from May 11, 2005 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each such year, commencing November 15, 2005 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance[; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 or November 15 to occur after the date of issuance, unless such May 15 or November 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 15 or November 15 to occur after the date of issuance]2. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons in whose name(s) this Note (or one or more Predecessor Notes) who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each, a "Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal of or premium, if any, Liquidated Damages, if any, or interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of or premium, if any, Liquidated Damages, if any, or interest on, the Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent prior to the applicable Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) Indenture. The Company issued the Notes under an Indenture, dated as of May 11, 2005 ("Indenture"), between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust

-----------

(2) Insert if Notes are Additional Notes.

Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in the aggregate principal amount of $175,000,000. Subject to compliance with Section 2.15 of the Indenture, the Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same class as the Initial Notes) for all purposes of the Indenture, unless the context clearly indicated otherwise.

            (5) Ranking. The Notes are senior unsecured obligations of the Company and rank parri passu with all other senior obligations of the Company.

            (6) Guarantees. This Note is guaranteed by the Persons, if any, specified as Guarantors in the Indenture to the extent provided in the Indenture.

            (7) Optional Redemption.

            (a) Except as set forth in clause (b) of this Paragraph 7, the Company shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to May 15, 2010. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR                                                                            Percentage
----                                                                            ----------
2010.....................................................................        104.188%
2011.....................................................................        102.792%
2012.....................................................................        101.396%
2013 and thereafter......................................................        100.000%

            (b) Notwithstanding the provisions of clause (a) of this Paragraph 7, at any time prior to May 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 108.375% of the principal amount thereof on the redemption date, plus accrued and unpaid Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings by the Company; provided that
(1) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the Company mail notice of redemption no later than 30 days after the closing of such Public Equity Offering and consummates the redemption within 60 days of the closing of such Public Equity Offering.

            (c) On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            (8) Repurchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company or the applicable Restricted Subsidiary shall commence an offer to all Holders pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes (an "Asset Sale Offer") to all Holders of Notes and all holders of such other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated by the Company to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer) and the portion of each Note to be purchased shall thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            (9) Notice of Redemption. Except as provided in paragraphs (7)(b) and (8), notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed on the basis of the aggregate principal amount (or accreted value, as applicable) of Notes and other pari passu Indebtedness tendered.

            (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes (other than a Default or Event of Default in the payment of the principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets; make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder; provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture; evidence and provide for the acceptance of an appointment of a successor Trustee; conform this Indenture or the Notes to the "Description of Notes" set forth in the Offering Memorandum; add Subsidiary Guarantees with respect to the Notes; or comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            (13) Events of Default. Events of Default include (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (2)default in the payment when due (at maturity, upon redemption or acceleration or otherwise) of the principal of, or premium if any, on, the Notes; (3) failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.16 and 5.01; (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture;
(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor) whether such Indebtedness or Guarantee now exists, or is created after the date on which Notes are first issued hereunder, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each of clauses (a) and (b) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $10.0 million or more; (6) failure by the Company or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction, aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (8) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary, including: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Note Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due; and (9) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Guarantor that is a Significant Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary; or (c) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days. In the case of an Event of Default arising from clause (8) or (9) of Section 6.01, with respect to the Company, any Guarantor of the Company that is a Significant Subsidiary or any group of Guarantors of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders). Notwithstanding the foregoing, if an Event of Default specified in clause (5) of Section 6.01 shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness. Any such declaration with respect to the Notes may be rescinded and annulled by the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Trustee, except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes, if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(9) and (10) the Trustee has received an Officer's Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (15) No Recourse Against Others. No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture, the Subsidiary Guarantee, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (16) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

            (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (18) Registration Rights Agreement. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 11, 2005 between the Company, the Guarantors and the Initial Purchasers.

            (19) CUSIP, ISIN or Other Similar Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            (20) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _________________               Your Name: _______________________________
                                                 (Print your name exactly as it
appears on the face of this Note)

                                      Your Signature: __________________________
                                                      (Sign exactly as your name
appears on the face of this Note)

                            Signature Guarantee*: ______________________________

--------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

      [_] Section 4.10 [_] Section 4.16

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ ___________________

Date: _________________                 Your Signature: ________________________
                                                        (Sign exactly as your
name appears on the face of this Note)

                                        Tax Identification No: _________________

Signature Guarantee*:

_______________________________________

(*Participant in a Recognized Signature
Guarantee Medallion Program)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                 Principal Amount of
                                                                  this Global Note        Signature of
                   Amount of decrease    Amount of increase in     following such      authorized officer
                   in Principal Amount    Principal Amount of       decrease (or          of Trustee or
Date of Exchange   of this Global Note      this Global Note          increase)           Note Custodian
----------------   -------------------   ---------------------   -------------------   ------------------

---------------

(3) If this Note is a Global Note, include this schedule.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
Attention: Larry Brady
Fax: 503-684-7553

      U.S. Bank National Association
[   ]

            Re: 8-3/8% Senior Notes due 2015

            Reference is hereby made to the Indenture, dated as of May 11, 2005 (the "Indenture"), between The Greenbrier Companies, Inc., as issuer (the "Company"), the guarantors party thereto (the "Guarantors"), and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            _________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $________ in such Note[s] or interests (the "Transfer"), to _____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the

Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

            (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     ___________________________
                                                     [Insert Name of Transferor]

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated: _________, __

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

      (a)   [_] a beneficial interest in the:

            (i)   [_] 144A Global Note (CUSIP _______); or

            (ii)  [_] Regulation S Global Note (CUSIP ______); or

      (b)   [_] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a)   [_] a beneficial interest in the:

            (i)   [_] 144A Global Note (CUSIP ); or

            (ii)  [_] Regulation S Global Note (CUSIP ); or

            (iii) [_] Unrestricted Global Note (CUSIP ); or

      (b)   [_] a Restricted Definitive Note; or

      (d)   [_] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

      U.S. Bank National Association

Goodwin Square

224 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Division

            Re: 8-3/8% Senior Notes due 2015

                                (CUSIP _________)

            Reference is hereby made to the Indenture, dated as of May 11, 2005 (the "Indenture"), between The Greenbrier Companies, Inc., as issuer (the "Company") and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     ___________________________
                                                     [Insert Name of Transferor]

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated: _________, ____

                                   EXHIBIT D-1

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

            This SUPPLEMENTAL INDENTURE, dated as of ________________, 200__, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of The Greenbrier Companies, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee.

                               W I T N E S S E T H

            WHEREAS, the Company and the Trustee entered into an Indenture (the "Indenture"), dated as of May 11, 2005, pursuant to which the Company has issued $___________ in principal amount of [ ]% Senior Notes due 2015 (the "Notes");

            WHEREAS, Section 9.01(8) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders of the Notes; and

            WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

            NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Guaranteeing Subsidiary, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE 1

            Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

            Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

            Section 2.01. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

                                      E-1-1

                                    ARTICLE 3

            Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

            Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

            Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

            Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

            Section 3.07. The recitals hereto are statements only of the Company, the Guarantors and the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.

                                      E-1-2

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                        [GUARANTEEING SUBSIDIARY]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        THE GREENBRIER COMPANIES, INC.

                                        By: _______________________________
                                            Name:
                                            Title:

                                        [EXISTING GUARANTORS]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                        By: _______________________________
                                            Name:
                                            Title:

                                     E-1-3

                                   EXHIBIT D-2

                         [FORM OF SUPPLEMENTAL INDENTURE
            TO BE DELIVERED BY A PERMITTED SUCCESSOR TO THE COMPANY]

            This SUPPLEMENTAL INDENTURE, dated as of ________________, 200__, among __________________ (the "Successor Company"), a permitted successor to The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee.

                                   WITNESSETH

            WHEREAS, the Company and the Trustee entered into an Indenture (the "Indenture"), dated as of May 11, 2005, pursuant to which the Company has issued $___________ in principal amount of [ ]% Senior Subordinated Notes due 2015 (the "Notes");

            WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, without the consent of the Holders of the Notes; and

            WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Successor Company, the Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Successor Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

            NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Successor Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE 1

            Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

            Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

            Section 2.01. In accordance with Section 5.02 of the Indenture, the Successor Company hereby agrees to be bound by the terms, conditions and other provisions of, and assumes all of the obligations of the Company under, the Indenture and the Notes with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as the Company therein and as if such party executed the Indenture on the date thereof. The Successor Company represents and warrants that all of the conditions set forth in Section 5.01 of the Indenture are satisfied.

                                      E-2-1

                                    ARTICLE 3

            Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

            Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

            Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

            Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

            Section 3.07. The recitals hereto are statements only of the Company and the Guarantors and shall not be considered statements of or attributable to the Trustee.

                                     E-2-2

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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                        [SUCCESSOR COMPANY]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        [GUARANTORS]

                                        By: _______________________________
                                            Name:
                                            Title:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                        By: _______________________________
                                            Name:
                                            Title:

                                     E-2-3

                                    EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 11, 2005 (the "Indenture") among The Greenbrier Companies, Inc., the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under the Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee, which terms are incorporated herein by reference.

                                        GREENBRIER-CONCARRIL, LLC

                                        By: _______________________________
                                            [Title]

                                        GREENBRIER LEASING CORPORATION

                                        By: _______________________________
                                            [Title]

                                        GREENBRIER LEASING LIMITED PARTNER,
                                        LLC

                                        By: _______________________________
                                            [Title]

                                     E-2-4

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                                        GREENBRIER MANAGEMENT SERVICES, LLC

                                        By: _______________________________
                                            [Title]

                                        GREENBRIER LEASING, L.P.

                                        By: _______________________________
                                            [Title]

                                        GUNDERSON, INC.

                                        By: _______________________________
                                            [Title]

                                        GUNDERSON MARINE, INC.

                                        By: _______________________________
                                            [Title]

                                        GUNDERSON RAIL SERVICES, INC.

                                        By: _______________________________
                                            [Title]

                                     E-2-5

                                        GUNDERSON SPECIALTY PRODUCTS, LLC

                                        By: _______________________________
                                            [Title]

                                        AUTOSTACK CORPORATION

                                        By: _______________________________
                                            [Title]

                                        GREENBRIER RAILCAR, INC.

                                        By: _______________________________
                                            [Title]

                                     E-2-6

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF MAY 11, 2005

                                      AMONG

                         THE GREENBRIER COMPANIES, INC.,

              THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF,

                         BANC OF AMERICA SECURITIES LLC

                                       AND

                            BEAR, STEARNS & CO. INC.